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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related prospectus of UST Inc. for the registration of $200,000,000 7.25% Senior Notes due 2009 and $40,000,000
Floating Rate Senior Notes due 2009 and to the incorporation by reference therein of our report dated February 8, 1999, with respect to the consolidated financial statements of UST Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                            /s/  ERNST & YOUNG LLP

Stamford, Connecticut
August 13, 1999